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                                                                     EXHIBIT 5.1

                          Morgan, Lewis & Bockius LLP
                              1701 Market Street
                            Philadelphia, PA 19103

May 30, 2001

Genaera Corporation
5110 Campus Drive
Plymouth Meeting, PA 19462

Re: Genaera Corporation - Registration Statement on Form S-3 Relating to the Registration of 2,000,000 Shares of Common Stock, $.002 par value
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Ladies and Gentlemen:

We have acted as counsel to Genaera Corporation, a Delaware corporation (the "Company"), in connection with the preparation of the subject Registration Statement on Form S-3 (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), relating to up to 2,000,000 shares (the "Conversion Shares") of the Company's common stock, par value $.002 per share, to be sold by the Selling Stockholder named in the Registration Statement.

In rendering the opinion set forth below, we have examined the Registration Statement and the exhibits thereto, the Company's Certificate of Incorporation, including the Certificate of Designations, Preferences and Rights of Series B Preferred Stock (the "Certificate of Designation"), certain records of the Company's corporate proceedings as reflected in its minute books and such statutes, records and other documents as we have deemed relevant. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies thereof.

Based on the foregoing, it is our opinion that the Conversion Shares will be, when issued in accordance with the terms of the Certificate of Designation, validly issued, fully paid and non-assessable.

The opinion set forth above is limited to the General Corporation Law of the State of Delaware, as amended. We hereby consent to the use of this opinion as
Exhibit 5.1 to the Registration Statement. In giving such consent, we do not thereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act and the rules or regulations of the Commission thereunder.

The opinion expressed herein is solely for your benefit and may be relied upon only by you.

Very truly yours,

/s/ Morgan, Lewis & Bockius LLP